As filed with the Securities and Exchange Commission on December 6, 2005
                                                     Registration No. 333-122392

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                SPATIALIGHT, INC.
             (Exact name of registrant as specified in its charter)

           New York                                              16-1363082
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                 Robert A. Olins
                             Chief Executive Officer
                                SpatiaLight, Inc.
                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                                Melvin Katz, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 541-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time as described in the prospectus after the effective date of this Registration Statement.

FILING OF NEW ACCOUNTANTS' CONSENT

We are filing this Post-Effective Amendment No. 2 to our registration statement on Form S-3 (Registration Statement No. 333-122392), which the Securities and Exchange Commission declared effective as of July 29, 2005, for the purpose of filing an amended Exhibit 23.2, the consent of the independent registered public accounting firm, Odenberg, Ullakko, Muranishi & Co., LLP. This consent allows us to incorporate by reference into this Registration Statement the consolidated financial statements appearing in our 2004 Annual Report on Forms 10-K/A filed on October 25, 2005 for each of the three years ended December 31, 2004.

DEVELOPMENTS

As previously reported on August 23, 2005, by Post-Effective Amendment No. 1 to this Registration Statement (which has been withdrawn by the Company contemporaneously with the filing of this Post-Effective Amendment), we filed an unauthorized consent to Amendment Nos. 3 and 4 to the Registration Statement of BDO Seidman to incorporate by reference our consolidated financial statements for the fiscal years ended December 31, 2002 and 2003, respectively. Although we received the requisite authorized consents from BDO Seidman to the incorporation by reference of the consolidated financial statements into this Registration Statement when initially filed and prior amendments thereto (and BDO Seidman has not withdrawn these prior consents), we did not receive the requisite authorization from BDO Seidman to file its consent as an exhibit to Amendment Nos. 3 and 4, the penultimate and final amendments to the registration statement before it was declared effective. Amendment Nos. 3 and 4 were filed with the SEC on July 27, 2005. The disclosures contained in these Amendments did not relate in any way to our fiscal years 2003 and 2002 consolidated financial statements.

The Audit Committee of our Board of Directors conducted an investigation and review of the developments pertaining to the BDO Seidman consent issue with the assistance of independent counsel. The Audit Committee delivered its report, dated October 31, 2005, to our Chief Executive Officer, Robert A. Olins. The Audit Committee's report recommended and concluded that the membership of the Board of Directors should be supplemented with a "financial expert" within the meaning of SEC Regulations and that we should hire a full-time Chief Financial Officer or Controller. The report also determined that Mr. Olins acted with the best interest of SpatiaLight and its shareholders in mind and was not responsible for the filing of the unauthorized BDO consent, but that, in his capacity as our Chief Executive Officer, he should be held responsible for a lack of diligence in connection with the BDO Seidman consent matter and should reimburse us for the sum of $50,000, a portion of the costs incurred by us by reason of the unauthorized BDO consent.

As also previously reported, we were advised by the Staff of the SEC that the Staff commenced to conduct an informal inquiry into matters and events pertaining to the filing of the unauthorized BDO consent. We have been cooperating fully with the Staff's inquiry.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits.

      The following exhibits are filed with this Registration Statement unless otherwise indicated:

Exhibit No.             Description of Exhibit
-----------             ----------------------

1.1 Form of Underwriting Agreement with respect to common shares. +

3.1 Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).

3.2 Bylaws (incorporated by reference to Exhibit B to the Company's Form 8-K filed February 7, 1995).

4.3                     Form of Common Stock Certificate.*

5.1                     Opinion of Bryan Cave LLP.*

23.2 Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.3                    Consent of Bryan Cave LLP (included as part of Exhibit
                        5.1). *

24.1                    Power of attorney.*

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+ To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.

* Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on December 6, 2005.

                                        SPATIALIGHT, INC.


                                        By: /s/ Robert A. Olins
                                            ------------------------------------
                                            Robert A. Olins
                                            Chief Executive Officer and
                                            Principal Financial and Accounting
                                            Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Title                           Date
---------                       -----                           ----


/s/ Robert A. Olins             Chief Executive Officer,        December 6, 2005
----------------------------    Principal Financial and
Robert A. Olins                 Accounting Officer, Secretary,
                                Treasurer and Director


*/s/ Lawrence J. Matteson       Director                        December 6, 2005
 ---------------------------
 Lawrence J. Matteson


*/s/ Claude Piaget              Director                        December 6, 2005
 ---------------------------
 Claude Piaget


*/s/ Robert C. Munro                                            December 6, 2005
 ---------------------------
 Robert C. Munro                Director


*Pursuant to Power of
Attorney filed as
Exhibit 24.1.

*By: /s/ Robert A. Olins                                        December 6, 2005
     -----------------------
Robert A. Olins
(Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.                            Description of Exhibit
-----------                            ----------------------

1.1 Form of Underwriting Agreement with respect to the common shares. +
3.1 Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).
3.2 Bylaws (incorporated by reference to Exhibit B to the Company's Form 8-K filed February 7, 1995).
4.3                     Form of Common Stock Certificate.*
5.1                     Opinion of Bryan Cave LLP.*
23.2                    Consent of Odenberg, Ullakko, Muranishi & Co. LLP.
23.3                    Consent of Bryan Cave LLP (included as part of Exhibit
                        5.1). *
24.1                    Power of attorney.*

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+ To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.
* Previously filed.